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                         Gallop, Johnson & Neuman, L.C.
                          101 South Hanley, Suite 1600
                             Saint Louis, MO  63105
                                 (314) 615-6000




                                                                     Exhibit 8.1



                               December 20, 2004



Maverick Tube Corporation
16401 Swingley Ridge Road, Seventh Floor
Chesterfield, Missouri 63017

Ladies and Gentlemen:


         We have acted as counsel to Maverick Tube Corporation (the "Company") in connection with certain matters relating to its Registration Statement on Form S-4, as amended (the "Registration Statement"), filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration by the Company of: (i) $120,000,000 aggregate principal amount of the Company's 2004 4.00% Convertible Senior Subordinated Notes due 2033 (the "New Notes"), and (ii) an indeterminate number of shares of common stock of the Company, $0.01 par value per share (the "Shares"), subject to adjustment as provided in the Indenture (as hereinafter defined), into which the New Notes may be converted. The New Notes are to be issued in exchange for a like principal amount of the Company's outstanding 4.00% Convertible Senior Subordinated Notes due 2033 and an exchange fee ("Exchange Fee") as described in the prospectus (the "Prospectus") forming a part of the Registration Statement. The New Notes are to be issued pursuant to an indenture, to be dated as of the date of the initial issuance of the New Notes, between the Company and The Bank of New York, as trustee (the "Indenture").





         We have reviewed the Registration Statement and the Prospectus, as well as the Indenture issued and the form of the New Notes attached as an Exhibit to the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion expressed below.



         Based upon our examination of the foregoing items, and subject to the assumptions, exceptions, limitations and qualifications set forth therein, we confirm that, except as otherwise indicated therein, the discussion set forth in the Prospectus under the caption "Material United States federal income tax considerations," insofar as it relates to matters of United States federal tax law and regulations or legal conclusions with respect thereto and except as otherwise qualified or stated therein, constitutes our opinion regarding the United States federal income tax consequences of the exchange of New Notes for Old Notes and the Exchange Fee and the ownership and disposition of the New Notes.




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Maverick Tube Corporation
December 20, 2004
Page 2





         Our opinions expressed herein are based upon our interpretation of current provisions of the Internal Revenue Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinions are not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth in the above-mentioned caption of the Prospectus. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retrospective basis, would not adversely affect the accuracy of the conclusions stated therein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

         We hereby consent to the reference to us under the caption "Legal matters" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.

                                            Very truly yours,



                                            /s/ Gallop, Johnson & Neuman, L.C.